Exhibit 99.1

FOR IMMEDIATE RELEASE	Further Information:

May 24, 2022	David J. Bursic President and Chief Executive Officer Phone: (412) 364-1911

WVS FINANCIAL CORP. ANNOUNCES INTENTION TO

VOLUNTARILY DELIST FROM THE NASDAQ STOCK MARKET

AND DEREGISTER AS REPORTING COMPANY WITH THE SEC

Pittsburgh, Pennsylvania – May 24, 2022. WVS Financial Corp. (the “Company”) (NASDAQ: WVFC) announced today that its Board of Directors approved the voluntary delisting of its common stock from the Nasdaq Stock Market and the deregistration of the Company as a reporting company with the Securities and Exchange Commission (the “SEC”). The Company has notified the Nasdaq Stock Market of its intent to voluntarily delist its common stock from the Nasdaq Global Market and to file a notice on Form 25 with the SEC on June 3, 2022. The Company anticipates that its common stock would be suspended from trading on Nasdaq on June 13, 2022 and that, promptly thereafter, its common stock would be quoted and traded under the symbol “WVFC” on the OTCQX Marketplace, operated by OTC Markets Group. The Company also intends to file a Form 15 with the SEC on or about June 23, 2022 in order to terminate the registration of the common stock under Section 12 of the Securities Exchange Act of 1934 and expects the deregistration to become effective 90 days after the Form 15 is filed. At such time, the Company’s periodic reporting obligations under Sections 13 and 15(d) of the Exchange Act would be suspended, including its obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The Company, as a bank holding company, is eligible to delist and deregister the common stock with the SEC because they have fewer than 1,200 stockholders of record. The Company’s Board of Directors authorized the deregistration after concluding that the consequences of remaining an SEC reporting company, including the significant costs associated with regulatory compliance, outweighed the current benefits of being listed on Nasdaq. The Board of Directors believes that the expense reductions inherent in delisting and deregistering its stock will benefit the Company and its stockholders and serve to maximize the long term value of the Company. In addition, following deregistration, the Company’s senior management will be able to focus more on the day-to-day operations of the Company as opposed to the considerable time and effort necessary to manage compliance with SEC reporting requirements. The Company will continue to be audited by an independent accounting firm and prepare and publish quarterly and annual financial results in its earnings releases.

The Company’s wholly-owned banking subsidiary, West View Savings Bank, will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC’s website at www.fdic.gov.

WVS Financial Corp. is the bank holding company of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank, which conducts business from five offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management.

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